As filed with the U.S. Securities and Exchange Commission on
March 2, 2001.
                                        Registration No. [        ]



                           UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                              FORM S-8
                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933



                          JLM COUTURE, INC.
       (Exact name of registrant as specified in its charter)

        Delaware                                13-3337553
(State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)               Identification No.)

225 West 37th Street, 5th Floor, New York, New York        10018
(Address of principal executive offices)                (Zip Code)

                  First Amended and Restated
                    1996 Stock Option Plan
                   (Full title of the plan)

                  Richard S. Kalin, Esq.
           One Penn Plaza, Suite 1425, New York, NY 10119
             (Name and address of agent for service)

                   (212) 239-8900
  (Telephone number, including area code, of agent for service)

                  CALCULATION OF REGISTRATION FEE
===================================================================

                                               Proposed    Proposed
                                maximum    maximum
   Amount         offering        aggregate  Amount of
            to be              price per      offering     registration
  price(2)     fee


Common Stock,       150,000     $1.875     $281,250    $70.31
par value $.0002
per share.....
(1) The number of shares stated is the aggregate number of shares of Common Stock to be issued upon exercise of options granted or to be granted under the First Amended and Restated 1996 Stock Option Plan (the "Plan").

(2) Estimated in accordance with Rule 457(c) and 457(h) promulgated under the Securities Act of 1933, solely for the purpose of calculating the registration fee and based upon the average of the bid and asked price of the Common Stock as reported by Nasdaq on February 22, 2001 as to options to be granted under the Plan.

     The contents of Registration Statement No. 333-48477 filed on Form S-8 with the U.S. Securities and Exchange Commission (the
 Commission") on March 23, 1998 (the Form S-8") are incorporated by reference herein with such modifications as are set forth below.

     An amendment to the Plan authorized by the Board of Directors of JLM Couture, Inc. (the Company" or the Registrant") in September, 1998, and approved by the Company's shareholders in October 1998, increased the number of shares of the Company's Common Stock authorized for issuance under the Plan from 100,000 shares to 250,000 shares.


Part II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

Item 3.   Incorporation of Documents by Reference.

          1. The following documents, which have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated by reference into this Registration Statement:

          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 2000,

          (b) The description of the Common Stock set forth in the Form S-8.

          2. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.


Item 6.   Indemnification of Directors and Officers.

     Incorporated by reference to Item 6. of the Form S-8.


Item 8.   Exhibits.


Exhibit No.    Description


5.1            Opinion of Kalin and Associates, P.C.

23.1           Consent of Arthur Anderson LLP

23.2           Consent of Kalin and Associates, P.C.
               (included in Exhibit 5.1)

99             First Amended and Restated 1996 Stock Option Plan

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 20, 2001.


                                   JLM COUTURE, INC.



                                   By:/s/Joseph L. Murphy
                                      Joseph L. Murphy, President


                        POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes each of Joseph L. Murphy, Daniel Sullivan or any of them as his or her true and lawful attorney-in-fact with full power of substitution to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature             Title                    Date


/s/Joseph L. Murphy      Director and           February 20, 2001
Joseph L. Murphy         President (Principal
                         Executive and Financial
                         Officer)

/s/Daniel M. Sullivan    Chairman of the        February 20, 2001
Daniel M. Sullivan       Board of Directors


/s/Joseph E. O'Grady     Director               February 20, 2001
Joseph E. O'Grady

/s/Jerrold Walkenfeld    Principal Accounting   February 20, 2001
Jerrold Walkenfeld       Officer